Exhibit 99.1

Biomet, Inc. Granted Continued Listing by NASDAQ

Also Receives Notice From NASDAQ Due To Late Filing of Form 10-Q

WARSAW, Ind.—(BUSINESS WIRE)—Biomet, Inc. (NASDAQ:BMET) today announced that a NASDAQ Listing Qualifications Panel (the “Panel”) has granted Biomet’s request for continued listing on the NASDAQ Global Select Market, notwithstanding Biomet’s inability to timely file the Form 10-Q for the quarter ended November 30, 2006. Biomet’s continued listing is subject to certain conditions, including that Biomet must become current in its delinquent periodic reports and file any required restatements of historical financial statements by May 29, 2007. While Biomet intends to comply with the requirements of the extension, there can be no guarantee that Biomet will be able to complete these filings prior to the May 29, 2007 deadline or otherwise comply with the conditions of the extension. In the event Biomet does not fully comply with the terms of the Panel’s exception and is unable to obtain a further extension of time, Biomet’s securities may be delisted from The NASDAQ Stock Market.

Biomet also announced today that it received an additional notice of non-compliance from The NASDAQ Stock Market, pursuant to Marketplace Rule 4310(c)(14) due to the previously announced delay in filing its Form 10-Q for the quarter ended February 28, 2007. In the letter Biomet has been invited to make an additional submission to the Panel addressing its plans for making this filing, and Biomet intends to make the requested submission and request a further extension of time to make the filing.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive devices; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Biomet believes that the assumptions, on which the forward-looking statements contained herein are based are reasonable any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance that the forward-looking statements contained herein will prove to be accurate. Some of the factors that could cause actual results and forward-looking statements contained herein to differ include: the results and related outcomes of the special committee’s review of Biomet’s historical stock option granting practices including: the impact of any tax consequences, including any determination that Biomet’s filed tax returns were not true, correct and complete, the impact of any determination that some of the options may not have been validly issued under the stock option plans, the impact of the restatement of Biomet’s financial statements or other actions that may be taken or required as a result of the special committee’s review, the impact of the determination that certain of Biomet’s financial statements were not prepared in accordance with GAAP and/or the required reporting under the applicable securities rules and regulations, the impact of any determination of the existence of any significant deficiencies and/or material weaknesses in Biomet’s internal controls and/or of the need to reevaluate certain of the findings and conclusions in Management’s Report on Internal Controls, the consequences of any determination that Biomet’s disclosure controls and procedures required by the Securities Exchange Act were not effective, the impact of the inability of Biomet to timely file reports or statements with the Securities and Exchange Commission and distribute such reports or statements to its shareholders, and the impact of any determination that some of Biomet’s insurance policies may not be in full force and effect and/or that Biomet may not be in compliance with the terms and conditions of the policies; litigation and governmental investigations or proceedings which may arise out of Biomet’s stock option granting practices or the restatement of Biomet’s financial statements; the inability to meet NASDAQ requirements for continued listing, including the inability to satisfy the conditions for continued listing imposed by The NASDAQ Listing Qualifications Panel; any conditions imposed in connection with the merger agreement with the private equity consortium or otherwise required to consummate the proposed merger between Biomet and the private equity consortium, including the availability of certain financial information; approval of the merger by Biomet’s shareholders; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement with the private equity consortium; the success of Biomet’s principal product lines and reorganization efforts with respect to its EBI operations; Biomet’s ability to develop and market new products and technologies in a timely manner; and other risk factors as set forth from time to time in Biomet’s filings with the Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Biomet that Biomet’s objectives will be achieved. Biomet undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Biomet, Inc.

Greg W. Sasso, 574-372-1528

Senior Vice President,

Corporate Development and Communications

or

Barbara Goslee, 574-372-1514

Director, Corporate Communications

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